Exhibit 10.12

BRB FOODS LTD.

RESTRICTED STOCK UNIT GRANT AGREEMENT

Restricted Stock Unit Grant Notice

BRB FOODS LTD, a Company incorporated in the State of Delaware (the “Company”), pursuant to its 2023 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set below the number of Restricted Stock Units (the “Restricted Stock Unit Grant” or “Grant”) set forth below.

Participant:	Edinaldo Souza

Date of Grant:	June 30, 2023.

Number of Restricted Stock Units:	20,000

Country at Grant:	U.S.

Vesting Schedule: The Restricted Stock Units shall vest as follows on the applicable vesting date set forth below (provided that the number of Shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of Shares vesting on the final vesting date shall be the remaining unvested balance of the Shares):

Number of Restricted Stock Units	Vesting Date

5,000	July 01, 2024

5,000	December 28, 2024

5,000	March 28, 2025

5,000	June 26, 2025

The Restricted Stock Units are subject to all the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. This Restricted Stock Unit Grant Notice (the “Notice”) and the Restricted Stock Unit Grant Agreement are collectively referred to as the “Grant Agreement” applicable to the Restricted Stock Units.

By accepting (whether electronically or otherwise) the Restricted Stock Unit Grant Agreement, the Participant acknowledges and agrees to the following:

1.	The Restricted Stock Unit Grant Agreement is governed by the terms and conditions of this Grant Agreement.

2.	The Participant has received a copy of this Grant Agreement, and of the prospectus (if required under Applicable Law) and represents that he or she has read these documents and is familiar with their terms.

3.	The vesting of the Restricted Stock Units is subject to the Participant’s continuous service status as an employee of the Company or Subsidiary, Parent, affiliate, or any successor thereto, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Grant Agreement changes the nature of that relationship.

4.	The Company is not providing any tax, legal, financial, or financial product advice, nor is the Company making any recommendations or statements of opinion that are intended to influence the Participant in deciding regarding the Participant’s acceptance of this Grant Agreement. The Participant should consult with his or her own personal independent tax, legal, and financial advisors regarding this Grant Agreement who are appropriately licensed to give advice as to whether participation in the Grant is appropriate in light of his or her circumstances and to clarify his or her taxation position in relation to participation in this Restricted Stock Unit Grant Agreement before taking any action related to this Grant Agreement.

5.	THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT GRANT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT GRANT AGREEMENT AND THE PLAN.

BRB FOODS LTD.		PARTICIPANT

	/s/ Bruno Bonifacio		/s/ Edinaldo Souza
By:	Bruno Bonifacio	By:	Edinaldo Souza
Title:	Chief Executive Officer	Title:	Logistics Manager

BRB FOODS LTD.

RESTRICTED STOCK UNIT GRANT AGREEMENT

Restricted Stock Unit Terms and Conditions

1. GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and conditions set forth herein and, in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Notice, with each Restricted Stock Unit representing the right to receive one common stock (a “Share”) upon the vesting of such Restricted Stock Unit. The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Grant Agreement by providing the Participant with a new Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Grant Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. SETTLEMENT. Following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to the Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Stock Units subject to the Restricted Stock Unit Grant Agreement that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional Restricted Stock Units or rights for fractional Shares shall be created pursuant to this Grant Agreement.

3. DIVIDEND AND VOTING RIGHTS. Unless and until such time as Shares are issued in settlement of vested Restricted Stock Units, the Participant will have no ownership of the Shares allocated to the Restricted Stock Units and will have no rights to vote such Shares and no rights to dividends.

4. NON-TRANSFERABILITY OF RESTRICTED STOCK UNITS. The Restricted Stock Units and any interest therein must not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of this Grant Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

5. TERMINATION. If the Participant’s continuous service status terminates for any reason, all unvested Restricted Stock Units will be forfeited to the Company, and all rights of the Participant to such Restricted Stock Units will immediately terminate without payment of any consideration to the Participant.

6. RESPONSIBILITY FOR TAXES. By accepting this Restricted Stock Unit Grant Agreement, the Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Grant Agreement, including, but not limited to, the grant, vesting, or settlement of the Shares, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends; and (ii) does not commit to and are under no obligation to structure the terms of the Grant Agreement to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Participant agrees to pay to the Company any number of Tax-Related Items that the Company may be required to withhold or account for because of the Participant’s acceptance of this Grant that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

7. TAX WITHHOLDING. The provisions of Section 14 of the Plan are incorporated herein by reference and made a part hereof.

8. NATURE OF GRANT. In accepting this Grant Agreement, the Participant acknowledges, understands and agrees that: (a) this Grant Agreement is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by this Grant Agreement; (b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been made in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) the Participant is voluntarily accepting this Grant Agreement; (e) this Grant Agreement is not intended to replace any pension rights or compensation and are outside the scope of the Participant’s employment contract, if any; (f) this Grant Agreement, and the income and value of same of the Shares granted, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (g) unless otherwise provided in this Grant Agreement or by the Company in its discretion, the benefits evidenced by this Grant Agreement do not create any entitlement to have this Grant Agreement or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (h) the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar or the selection by the Company in its sole discretion of an applicable foreign exchange rate that may affect the value of the Shares (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to the Participant pursuant to the settlement of this Grant Agreement or the subsequent sale of the Shares allocated to this Grant Agreement.

9. CODE SECTIONS 409A. It is intended that the terms of the Restricted Stock Unit Grant Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Grant Agreement shall be construed and interpreted consistent with that intent. To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Grant Agreement by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. If the Restricted Stock Unit Grant constitutes deferred compensation under Section 409A of the Code and the Participant is a specified employee within the meaning of Section 409A of the Code, no distribution or payment of any amount that is payable because of a separation from service (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Grantee’s separation from service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. Each payment payable under this Grant Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section l.409A-2(b)(2). In no event will the Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred because of Section 409A of the Code.

10. GOVERNING LAW. This Grant Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For the purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Grant or this Grant Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the state or federal courts located in such State, and no other courts, where this Grant is made and/or to be performed.

11. ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS; AMENDMENT. This Grant Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, agreements, commitments, negotiations, and arrangements between them. Except as contemplated by this Grant Agreement, no modification of or amendment to this Grant Agreement, nor any waiver of any rights under this Grant Agreement, shall be effective unless in writing signed by the parties to this Grant Agreement to the extent it would materially impair the rights of Grantee. The failure by either party to enforce any rights under this Grant Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in this Grant Agreement but subject to Applicable Law, the Company reserves the right to revise this Grant Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition or costs under Section 409A of the Code in connection with this Grant.

12. SEVERABILITY. If one or more provisions of this Grant Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Grant Agreement, (b) the balance of this Grant Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Grant Agreement shall be enforceable in accordance with its terms.

13. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on the Restricted Stock Unit Grant and on any Shares acquired under this Grant Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing. This Grant will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Company in compliance with Applicable Law or required by Applicable Law during the term of the Participant’s employment or other service with the Company that is applicable to Officers, Employees, Directors, or other service providers of the Company. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

14. NOTICES. Any notice, demand or request required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address, email or fax number set forth in the Company’s books and records.

15. COUNTERPARTS. This Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Grant Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.

16. SUCCESSORS AND ASSIGNS. The rights and benefits of this Grant Agreement shall insure to the benefit of, and be enforceable by, the Company’s successors and assigns.

17. CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION. By accepting the Restricted Stock Units, the Participant agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Grant Agreement, account statements, prospectuses (if any), and all other documents, communications, or information related to the Restricted Stock Units. Electronic delivery may include the delivery of a link to the Company intranet, or the internet site of a third party involved in administering the Grant, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. The Participant acknowledges that the Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service or electronic mail to stock administration.

18. ADJUSTMENT OF SHARES. If the number of the Company’s outstanding Shares is changed or the value of the Shares is otherwise affected by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), without consideration (a “Capitalization Adjustment”), the number and class of Shares or type of security subject to this Grant, will, subject to any required action by the Board or the stockholders of the Company and subject to compliance with, and to the extent permitted by, all Applicable Laws be proportionately adjusted or adjusted in such other manner as the Company determines to be equitably required; provided that fractions of a Share will not be issued. In this respect, the Company shall make such adjustments as are necessary to the number, class or type of Shares or securities that are subject to the Grant and such other adjustments as are appropriate at the discretion of the Company. Such adjustments may provide for the elimination of fractional Shares that may otherwise be subject to Grants without any payment, therefore.

19. CHANGE IN CONTROL. In the event that the Company is subject to a Change in Control, any unvested portion of the Restricted Stock Units outstanding as of immediately prior to the Change in Control shall vest in full as of the Change in Control.

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